                                                                      EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE                       MEDIA CONTACTS:
OCT. 28, 2003                               PETER THONIS
                                            212-395-2355
                                            peter.thonis@verizon.com

                                            BOB VARETTONI
                                            212-395-7726
                                            robert.a.varettoni@verizon.com


             VERIZON COMMUNICATIONS REPORTS THIRD-QUARTER EARNINGS HIGHLIGHTED BY STRONG CUSTOMER GROWTH, SOLID CASH FLOW

     FUNDAMENTALS REMAIN STRONG AS REVENUES CONTINUE SHIFT FROM TRADITIONAL
      SERVICES TO WIRELESS, LONG-DISTANCE, BROADBAND AND BUNDLED OFFERINGS

                            THIRD-QUARTER HIGHLIGHTS

o Verizon Wireless: 1.3 million retail net customer additions, up 12.5 percent from last year's quarter (1.4 million total net customer additions); strong revenue growth of 18.2 percent over last year's quarter; strong margins; total customers at 36.0 million

o Long-Distance: 1.3 million net additional long-distance lines; 15.9 million total lines; growth of 27 percent since year-end 2002

o DSL (digital subscriber lines): 185,000 net additional lines; 2.1 million total lines; growth of 27 percent since year-end 2002

o Diluted Earnings Per Share (EPS): 64 cents in fully diluted EPS, compared with $1.60 per share in third quarter 2002 (last year's quarter included net special gains)

o EPS Before Special Items (non-GAAP measure): 67 cents, compared with 77 cents in EPS before special items in third quarter 2002

o Debt Reduction: Net debt (non-GAAP, gross debt less cash and cash equivalents) reduced by $7.1 billion since year-end 2002 to $44.7 billion

o Free Cash Flow (non-GAAP, cash from operating activities less capital expenditures and dividends): $5.0 billion in first nine months of 2003

Note: See the schedules accompanying this news release and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for the non-GAAP financial measures mentioned in this announcement.

Verizon News Release, page 2


         NEW YORK -- Verizon Communications Inc. (NYSE:VZ) today announced third quarter 2003 fully diluted EPS of 64 cents, or 67 cents before one special item, supported by strong revenues and customer additions from wireless, long-distance, DSL and other growth initiatives.

         Reported earnings were $1.8 billion in the third quarter, compared with $4.4 billion in last year's third quarter when Verizon recorded net special gains and tax benefits from sales of businesses.

         Third quarter 2003 earnings were $1.9 billion before special items, compared with $2.1 billion in third quarter 2002. The third quarter 2003 reflects a special item of $0.1 billion relating to pension settlements during the quarter for employees who received lump-sum distributions under voluntary separation plans.

                    FIFTH CONSECUTIVE QUARTER OF REVENUE GROWTH

         Verizon posted its fifth consecutive quarter of year-over-year revenue growth, as the company's overall revenue mix continued to shift to growth areas such as wireless.

        Total third-quarter reported operating revenues of $17.2 billion were up slightly from the third quarter 2002. Last year's total included revenues from Domestic Telecom access lines that the company has since sold. Excluding revenues from these access lines, Verizon's third quarter 2003 revenues of $17.2 billion represented a 1 percent increase from $17.0 billion in third quarter 2002.

         Also for the fifth consecutive quarter, Verizon Wireless posted double-digit, year-over-year revenue increases. Verizon Wireless' service revenues grew 14.9 percent, to $5.3 billion, from $4.6 billion in the third quarter of 2002. Verizon Wireless' total revenues grew 18.2 percent in the third quarter 2003, to $5.9 billion, from $5.0 billion in the third quarter 2002. The additional increase in total revenue was driven by growth in equipment and other revenues.

         Third-quarter Domestic Telecom revenues were $9.9 billion -- a decline of 4.1 percent compared with third quarter 2002 and essentially flat compared with second quarter 2003. Revenues from long-distance increased 17.2 percent to $1.0 billion in third quarter 2003, compared with third quarter 2002.

Verizon News Release, page 3

                    CUSTOMER ADDITIONS AND MARKETING SUCCESS

         The overall revenue gain was supported by significant customer additions in growth markets, as well as successful new marketing initiatives, which also offset competitive pressures on revenues in other areas of Domestic Telecom.

         Verizon Wireless added 1.4 million net subscribers in the third quarter, the highest quarterly increase in the company's history, bringing its customer total to 36.0 million. Verizon Wireless sustained strong performance across-the-board, delivering record quarterly results for net additions, average revenue per user and profitability, as well as continued low churn levels.

         In the third quarter, Verizon also added a net of 1.3 million long-distance lines and 185,000 DSL lines. Verizon now serves 15.9 million long-distance lines and 2.1 million DSL lines, with both totals increasing by 27 percent since year-end 2002.

         In the large-business market, Verizon has entered into more than 800 Enterprise Advance contracts since late last year, signing nearly 330 contracts in the third quarter.

         For consumers, Verizon has introduced Verizon Freedom plans in 12 markets, covering more than 80 percent of consumer access lines, since the end of January. For small businesses, the company has also rolled out Verizon Freedom for Business plans in six markets, covering more than 60 percent of business access lines, since May. Verizon Freedom plans help retain and win back customers by offering local services with various combinations of long-distance, wireless and Internet access in a discounted bundle available on one bill.

                          COMPETITIVE POSITION IMPROVES

         Verizon CEO Ivan Seidenberg said, "Verizon continues to improve its competitive position. In the third quarter, we again made significant progress in gaining share in growth markets, and Verizon Wireless -- which has been our template for success in new areas of our business -- is again proving to be the premium company in the industry.

         "The composition of our overall revenues continues to shift to newer, non-traditional sources, fueled by high levels of customer and revenue growth in wireless, long-distance and broadband," Seidenberg added. "At the same time, we have maintained operating margins in traditional markets, and Verizon businesses continue to generate excellent cash flow."

Verizon News Release, page 4

                          EXPENSES, DEBT AND CASH FLOW

         Verizon reported total operating expenses of $13.9 billion in the third quarter 2003. In the third quarter 2002, reported total operating expenses were $11.1 billion and included an offset related to the company's sales of businesses. On an adjusted basis, primarily excluding this offset, total operating expenses increased 6.9 percent, from $12.9 billion in the third quarter 2002 to $13.8 billion in the third quarter 2003. This increase was primarily driven by a reduction of $422 million in pension income net of other post-retirement benefit costs when comparing third quarter 2003 with the prior year's quarter.

         On Sept. 23, Verizon detailed additional third-quarter Domestic Telecom expenses, including increased weather-related repair expenses and contingency costs to maintain operational readiness during recent labor negotiations. These costs were offset on an EPS basis by non-operational benefits from Verizon's International and Information Services business units in the third quarter.

         Net debt was reduced to $44.7 billion at the end of the third quarter 2003, from $51.8 billion at year-end 2002. Gross debt was $45.5 billion at the end of the third quarter 2003, down $7.8 billion from $53.3 billion at year-end 2002.

         Verizon's free cash flow was $5.0 billion for the first nine months of 2003, compared with $4.2 billion in the first nine months of 2002. In these same periods, respectively, cash from operations was $16.3 billion and $16.1 billion; cash used in investing activities was $6.9 billion and $0.9 billion; and cash used in financing activities was $10.0 billion and $10.4 billion. Cash used in investing activities was lower in 2002 primarily because of the receipt of proceeds from sales of businesses and a wireless spectrum refund.

                           BUSINESS SEGMENT HIGHLIGHTS

DOMESTIC TELECOM

         (Note: Current and prior periods exclude the effects of access lines sold in 2002.)

o Verizon has increased its long-distance access lines by 4.2 million since the third quarter 2002, a 35.4 percent increase.

o Approximately 44 percent of Verizon's residential customers have purchased local services in combination with either Verizon long-distance or Verizon DSL, or both.

Verizon News Release, page 5

o Voice-grade access line equivalents (access lines plus equivalent data circuits) grew to 139.4 million, up 3.3 percent compared with the third quarter 2002.

o Total revenues for high-capacity and data services were $1.8 billion in the third quarter, down slightly from the year-earlier period. Increased demand for high-speed services was offset by a lessened demand for lower-speed services.

o Domestic Telecom's continued focus on expense control and operational excellence produced several year-over-year improvements in key metrics, including a 3.6 percent increase in repair productivity, a 42 percent reduction in uncollectibles, and a 3.7 percent decrease in cash expenses when excluding the impact of lower pension income net of other post-retirement benefit costs. As previously announced, Verizon is currently offering fourth-quarter voluntary separation programs to most union and management employees to reduce ongoing expenses, primarily in the Domestic Telecom segment.

o As of the end of the third quarter, approximately 74 percent of Verizon's 56.2 million access lines qualified for DSL service -- and the company remains on track to meet its 80 percent target by year-end.


VERIZON WIRELESS

o Verizon Wireless' retail customer base grew nearly 14 percent year over year and represented 34.6 million of the company's 36 million total customers at the end of the third quarter. Retail gross additions were up 8.8 percent over the third quarter 2002, while retail net additions were up 12.5 percent -- totaling approximately 1.3 million of the company's 1.4 million net additions.

o Continued low churn drove record net-add performance. Retail churn, as well as total churn for resale and wholesale, was just under 1.9 percent. In the retail post-pay segment -- which is more than 90 percent of the company's base -- churn was 1.4 percent for the third quarter.

o Average monthly service revenue per subscriber was more than $50, up 1 percent over the prior-year quarter. Service revenue for the quarter was $5.3 billion, up 14.9 percent.

o The company's low-cost structure continued to lead the industry, as cash expense per subscriber decreased slightly over the prior-year quarter and over the prior sequential quarter, a particularly significant achievement given the record volume of new subscribers.

o        Quarterly operating income margin remained strong at 18.9 percent.
         Quarterly operating income increased 15.9 percent year over year to a record $1.1 billion.

o The company launched several innovative features and network services in the third quarter, including nationwide Get Pix picture messaging; nationwide Push to Talk; and, in San Diego and Washington, D. C., Broadband Access, the first broadband wide area wireless data network in major U.S. cities.

Verizon News Release, page 6

o Demand for these and for the company's existing data services continued to build in the quarter. Text messaging grew to more than 400 million text messages a month, and more than 1 billion for the quarter, and Get It NowSM BREW-based downloadable ringtones, games and exclusive content grew to 4 million downloads a month. In the less than three months since its debut, picture messaging service grew to 2 million picture messages a month in the third quarter, and the company's Push to Talk feature has more than 100,000 subscribers to date, on price plans starting at $60. At the end of the quarter, the company had nearly 10 million revenue-generating data subscribers. Data usage on the company's NationalAccess 1X data network has significantly increased over the preceding quarter. Data services now account for more than 2 percent of the company's total service revenue.

o The company continued to improve its already strong position in the business market segment, due to the reliability and reputation of its voice and data network, and its expanding VZOffice suite of solutions designed to meet enhanced voice and remote connectivity needs of business customers.


INFORMATION SERVICES

         (Note: Effective Jan. 1, 2003, Verizon changed its accounting for recognizing directory revenues and direct expenses from the publication-date method to the amortization method. The publication-date method recognizes revenues and expenses when directories are distributed. Under the amortization method, which is increasingly becoming the industry standard, revenues and expenses are recognized over the life of the directory, which is usually 12 months. This change results in a more even distribution of revenue and expenses throughout the year, and does not impact cash flow. As required by GAAP, the previous year's results have not been adjusted for this change.)

o Verizon Information Services (VIS) revenue for the third quarter 2003 decreased 12 percent compared with the same period in 2002, primarily due to the change from the publication-date method to the amortization method of accounting. Using comparable accounting, third quarter 2003 revenues declined 4.9 percent compared with the same period last year; however, on a book-to-book basis, including print and electronic revenue, ongoing operations were relatively flat compared with the same period last year.

o In the third quarter, VIS reported pretax operating expense reductions of $141 million, primarily as a result of selling directory businesses in Europe.

o VIS' domestic Internet directory, SuperPages.com(TM), continues to achieve strong growth as demonstrated by a 31 percent increase in revenue and a 42 percent increase in searches over third quarter 2002.

Verizon News Release, page 7

INTERNATIONAL

o Equity in earnings of unconsolidated businesses increased to $397 million, compared with $210 million in the third quarter 2002. A large portion of the increase was driven by additional Italian tax benefits from a reorganization at Vodafone Omnitel, in which Verizon has an equity investment.

o Third-quarter revenues were $446 million, compared with $538 million in the third quarter 2002 -- primarily the result of declining foreign exchange rates in the Dominican Republic.

o Verizon's International investments continued to experience strong wireless growth, with total subscribers increasing by nearly 3 million compared with third quarter 2002 to more than 32 million customers worldwide.

         A Fortune 10 company, Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services, with approximately $67 billion in revenues and 221,000 employees. Verizon companies are the largest providers of wireline and wireless communications in the United States, with more than 139 million access line equivalents and 36 million Verizon Wireless customers. Verizon is the third largest long-distance carrier for U.S. consumers, with nearly 16 million long-distance lines. The company is also the largest directory publisher in the world, as measured by directory titles and circulation. Verizon's international presence includes wireline and wireless communications operations and investments, primarily in the Americas and Europe. For more information, visit www.verizon.com.


                                      ####


VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.


NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------


                                                                                    (dollars in millions, except per share amounts)

                                             3 Mos. Ended    3 Mos. Ended               9 Mos. Ended    9 Mos. Ended
Unaudited                                         9/30/03         9/30/02    % Change        9/30/03         9/30/02      % Change
-----------------------------------------    ------------    ------------   ---------   ------------    ------------     ---------
OPERATING REVENUES                              $  17,155      $  17,113           .2      $  50,474      $  50,150             .6

OPERATING EXPENSES
Cost of services and sales                          5,740          5,135         11.8         15,906         14,895            6.8
Selling, general & administrative expense           4,932          5,204         (5.2)        14,897         15,895           (6.3)
Depreciation and amortization expense               3,419          3,287          4.0         10,170          9,895            2.8
Sales of businesses, net                             (141)        (2,527)       (94.4)          (141)        (2,747)         (94.9)
                                                ---------      ---------                   ---------      ---------
TOTAL OPERATING EXPENSES                           13,950         11,099         25.7         40,832         37,938            7.6


OPERATING INCOME                                    3,205          6,014        (46.7)         9,642         12,212          (21.0)
Equity in earnings (loss) of
 unconsolidated businesses                            358            187         91.4            673         (1,675)             *
Income (loss) from other
 unconsolidated businesses                             80            299        (73.2)           159         (2,742)             *
Other income and (expense), net                        12              5        140.0             23            110          (79.1)
Interest expense                                     (685)          (776)       (11.7)        (2,132)        (2,332)          (8.6)
Minority interest                                    (410)          (389)         5.4         (1,132)        (1,022)          10.8
                                                ---------      ---------                   ---------      ---------

INCOME BEFORE PROVISION FOR INCOME
   TAXES, DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE           2,560          5,340        (52.1)         7,233          4,551           58.9
Provision for income taxes                           (769)          (925)       (16.9)        (2,266)        (2,207)           2.7
                                                ---------      ---------                   ---------      ---------

INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE       1,791          4,415        (59.4)         4,967          2,344          111.9
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                     --             (8)      (100.0)          (957)           (50)             *
  Income tax benefit (provision)                       --             (2)      (100.0)            22             (9)             *
                                                ---------      ---------                   ---------      ---------
    Loss on discontinued operations                    --            (10)      (100.0)          (935)           (59)             *
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                          --             --            *            503           (496)             *
                                                ---------      ---------                   ---------      ---------
NET INCOME                                      $   1,791      $   4,405        (59.3)     $   4,535      $   1,789          153.5
                                                =========      =========                   =========      =========

BASIC EARNINGS PER SHARE                        $     .65      $    1.61        (59.6)     $    1.65      $     .66          150.0
Weighted average number of common
    shares (in millions)                            2,759          2,732                       2,753          2,726

DILUTED EARNINGS PER SHARE(1)                   $     .64      $    1.60        (60.0)     $    1.63      $     .65          150.8
Weighted average number of common
    shares-assuming dilution (in millions)          2,791          2,749                       2,786          2,737

FOOTNOTES:

(1) Diluted Earnings per Share include income related to share dilution (exchangeable equity interests) of $6 million and $15 million for the third quarter and year-to-date 2003 respectively, $3 million for the third quarter and year-to-date 2002, and the dilutive effect of shares issuable under our stock-based compensation plans and exchangeable equity interests, which represent the only potential dilution.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

* Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME BEFORE SPECIAL ITEMS
--------------------------------------------------------------------------------


                                                                                    (dollars in millions, except per share amounts)

                                             3 Mos. Ended    3 Mos. Ended               9 Mos. Ended    9 Mos. Ended
Unaudited                                         9/30/03         9/30/02    % Change        9/30/03         9/30/02      % Change
---------------------------------------      ------------    ------------   ---------   ------------    ------------     ---------
OPERATING REVENUES(1)
  Domestic Telecom                             $   9,851      $  10,268           (4.1)     $  29,697      $  30,773        (3.5)
  Domestic Wireless                                5,942          5,029           18.2         16,505         14,250        15.8
  Information Services                             1,031          1,174          (12.2)         3,101          2,913         6.5
  International                                      446            538          (17.1)         1,472          1,670       (11.9)
  Other                                             (115)           (32)             *           (301)           (79)          *
                                               ---------      ---------                     ---------      ---------
TOTAL OPERATING REVENUES                          17,155         16,977            1.0         50,474         49,527         1.9
                                               ---------      ---------                     ---------      ---------

OPERATING EXPENSES(1)
  Cost of services and sales                       5,740          5,055           13.6         15,906         14,676         8.4
  Selling, general & administrative
    expense                                        4,801          4,591            4.6         13,872         13,344         4.0
  Depreciation and amortization
    expense                                        3,419          3,287            4.0         10,170          9,895         2.8
  Sales of businesses, net                          (141)            --              *           (141)            --           *
                                               ---------      ---------                     ---------      ---------
TOTAL OPERATING EXPENSES                          13,819         12,933            6.9         39,807         37,915         5.0
                                               ---------      ---------                     ---------      ---------

OPERATING INCOME                                   3,336          4,044          (17.5)        10,667         11,612        (8.1)
Operating income impact of operations
  sold(1)                                             --             55         (100.0)            --            382      (100.0)
Equity in earnings of unconsolidated
  businesses                                         358            178          101.1            673            369        82.4
Income from other unconsolidated
  businesses                                          80             17              *            159            212       (25.0)
Other income and (expense), net                       12             39          (69.2)            84            166       (49.4)
Interest expense                                    (685)          (776)         (11.7)        (2,132)        (2,332)       (8.6)
Minority interest                                   (410)          (400)           2.5         (1,132)        (1,069)        5.9
                                               ---------      ---------                     ---------      ---------
INCOME BEFORE PROVISION FOR INCOME
   TAXES AND DISCONTINUED OPERATIONS               2,691          3,157          (14.8)         8,319          9,340       (10.9)
Provision for income taxes                          (819)        (1,040)         (21.3)        (2,632)        (3,110)      (15.4)
                                               ---------      ---------                     ---------      ---------
INCOME BEFORE DISCONTINUED OPERATIONS              1,872          2,117          (11.6)         5,687          6,230        (8.7)
DISCONTINUED OPERATIONS
  Income (loss) from operations of
    Iusacell                                          --             (7)        (100.0)             1            (49)     (102.0)
  Provision for income taxes                          --             (2)        (100.0)            (4)            (9)      (55.6)
                                               ---------      ---------                     ---------      ---------
    Loss on discontinued operations                   --             (9)        (100.0)            (3)           (58)      (94.8)
                                               ---------      ---------                     ---------      ---------
NET INCOME BEFORE SPECIAL ITEMS                $   1,872      $   2,108          (11.2)     $   5,684      $   6,172        (7.9)
                                               =========      =========                     =========      =========

BASIC EARNINGS PER SHARE                       $     .68      $     .77          (11.7)     $    2.06      $    2.26        (8.8)
Weighted average number of common
    shares (in millions)                           2,759          2,732                         2,753          2,726

DILUTED ADJUSTED EARNINGS PER SHARE            $     .67      $     .77          (13.0)     $    2.05      $    2.26        (9.3)
Weighted average number of common
    shares-assuming dilution (in millions)         2,791          2,749                         2,786          2,737

FOOTNOTES:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

(1) Reclassifications of prior period amounts have also been made to reflect comparable operating results excluding significant operations sold, the previously announced Domestic Telecom access lines, as follows:



                                             3 Mos. Ended    3 Mos. Ended               9 Mos. Ended   9 Mos. Ended
                                                  9/30/03         9/30/02                    9/30/03        9/30/02
                                             ------------    ------------               ------------    ------------
Revenues                                     $     --        $    136                   $     --        $    623
Expenses                                     $     --        $     81                   $     --        $    241

*  Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME - RECONCILIATIONS
--------------------------------------------------------------------------------


                                                  (dollars in millions, except per share amounts)

                                                                     SPECIAL AND
                                                                         NON-
                                                                      RECURRING
                                                                        ITEMS
                                                                     -----------
                                                     3 Mos. Ended     Severance,    3 Mos. Ended
                                                        9/30/03      Pension and      9/30/03
                                                       REPORTED        Benefit     BEFORE SPECIAL
Unaudited                                               (GAAP)         Changes         ITEMS
---------------------------------------------        ------------    -----------   --------------
OPERATING REVENUES                                     $  17,155      $      --      $  17,155

OPERATING EXPENSES
Cost of services and sales                                 5,740             --          5,740
Selling, general & administrative expense                  4,932           (131)         4,801
Depreciation and amortization expense                      3,419             --          3,419
Sales of businesses, net                                    (141)            --           (141)
                                                       ---------      ---------      ---------
TOTAL OPERATING EXPENSES                                  13,950           (131)        13,819
                                                       ---------      ---------      ---------

OPERATING INCOME                                           3,205            131          3,336
Equity in earnings of unconsolidated businesses              358             --            358
Income from other unconsolidated businesses                   80             --             80
Other income and (expense), net                               12             --             12
Interest expense                                            (685)            --           (685)
Minority interest                                           (410)            --           (410)
                                                       ---------      ---------      ---------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                             2,560            131          2,691
Provision for income taxes                                  (769)           (50)          (819)
                                                       ---------      ---------      ---------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE              1,791             81          1,872
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                            --             --             --
  Income tax benefit (provision)                              --             --             --
                                                       ---------      ---------      ---------
    Loss on discontinued operations                           --             --             --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX            --             --             --
                                                       ---------      ---------      ---------
NET INCOME                                             $   1,791      $      81      $   1,872
                                                       =========      =========      =========
BASIC EARNINGS PER COMMON SHARE(1)                     $     .65      $     .03      $     .68

DILUTED EARNINGS PER COMMON SHARE(1)                   $     .64      $     .03      $     .67




                                                                            (dollars in millions, except per share amounts)

                                                                           SPECIAL AND NON-RECURRING ITEMS
                                                         ------------------------------------------------------------------
                                         3 Mos. Ended                                                            Severance,
                                           9/30/02        Sales of                   Impact of    Investment-     Pension
                                           REPORTED      Businesses,   Transition    Operations     Related     and Benefit
Unaudited                                   (GAAP)           Net         Costs          Sold        Charges       Charges
---------------------------------------  ------------    -----------   ----------    ----------   -----------   -----------
OPERATING REVENUES                         $ 17,113      $     --      $     --      $   (136)     $     --      $     --

OPERATING EXPENSES
Cost of services and sales                    5,135            --           (26)          (54)           --            --
Selling, general &
 administrative expense                       5,204            --           (68)          (27)           --          (294)
Depreciation and
 amortization expense                         3,287            --            --            --            --            --
Sales of businesses, net                     (2,527)        2,527            --            --            --            --
                                           --------      --------      --------      --------      --------      --------
TOTAL OPERATING EXPENSES                     11,099         2,527           (94)          (81)           --          (294)
                                           --------      --------      --------      --------      --------      --------

OPERATING INCOME                              6,014        (2,527)           94           (55)           --           294
Operating income impact of
 operations sold                                 --            --            --            55            --            --
Equity in earnings (loss) of
 unconsolidated businesses                      187            --            --            --            --            --
Income (loss) from other
 unconsolidated businesses                      299          (383)           --            --           101            --
Other income and (expense), net                   5            --            --            --            --            --
Interest expense                               (776)           --            --            --            --            --
Minority interest                              (389)           --           (11)           --            --            --
                                           --------      --------      --------      --------      --------      --------
INCOME BEFORE PROVISION FOR
 INCOME TAXES, DISCONTINUED OPERATIONS
 AND CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE                                       5,340        (2,910)           83            --           101           294
Income tax benefit (provision)                 (925)        1,131           (33)           --           (27)         (110)
                                           --------      --------      --------      --------      --------      --------
INCOME (LOSS) BEFORE DISCONTINUED
   OPERATIONS AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                          4,415        (1,779)           50            --            74           184
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell               (8)           --            --            --            --             1
  Income tax provision                           (2)           --            --            --            --            --
                                           --------      --------      --------      --------      --------      --------
   Loss on discontinued operations              (10)           --            --            --            --             1
CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE, NET OF TAX                              --            --            --            --            --            --
                                           --------      --------      --------      --------      --------      --------
NET INCOME (LOSS)                          $  4,405      $ (1,779)     $     50      $     --      $     74      $    185
                                           ========      ========      ========      ========      ========      ========
BASIC EARNINGS (LOSS) PER COMMON
 SHARE(1)                                  $   1.61      $   (.65)     $    .02      $     --      $    .03      $    .07

DILUTED EARNINGS (LOSS) PER COMMON
 SHARE(1)                                  $   1.60      $   (.65)     $    .02      $     --      $    .03      $    .07




                                          SPECIAL AND NON-RECURRING ITEMS
                                          -------------------------------    3 Mos. Ended
                                                Other                          9/30/02
                                               Special         Tax          BEFORE SPECIAL
Unaudited                                       Items        Benefits          ITEMS
------------------------------------           --------      --------       --------------
OPERATING REVENUES                             $     --      $     --         $ 16,977

OPERATING EXPENSES
Cost of services and sales                           --            --            5,055
Selling, general &
 administrative expense                            (224)           --            4,591
Depreciation and
 amortization expense                                --            --            3,287
Sales of businesses, net                             --            --               --
                                               --------      --------         --------
Total Operating Expenses                           (224)           --           12,933
                                               --------      --------         --------

OPERATING INCOME                                    224            --            4,044
Operating income impact of
 operations sold                                     --            --               55
Equity in earnings (loss) of
 unconsolidated businesses                           (9)           --              178
Income (loss) from other
 unconsolidated businesses                           --            --               17
Other income and (expense), net                      34            --               39
Interest expense                                     --            --             (776)
Minority interest                                    --            --             (400)
                                               --------      --------         --------
INCOME BEFORE PROVISION FOR
 INCOME TAXES, DISCONTINUED OPERATIONS
 AND CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE                                             249            --            3,157
Income tax benefit (provision)                      (93)         (983)          (1,040)
                                               --------      --------         --------
INCOME (LOSS) BEFORE DISCONTINUED
   OPERATIONS AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                                156          (983)           2,117
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                   --            --               (7)
  Income tax provision                               --            --               (2)
                                               --------      --------         --------
   Loss on discontinued operations                   --            --               (9)
CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE, NET OF TAX                                  --            --               --
                                               --------      --------         --------
NET INCOME (LOSS)                              $    156      $   (983)        $  2,108
                                               ========      ========         ========
BASIC EARNINGS (LOSS) PER COMMON
 SHARE(1)                                      $    .06      $   (.36)        $    .77

DILUTED EARNINGS (LOSS) PER COMMON
 SHARE(1)                                      $    .06      $   (.36)        $    .77

FOOTNOTE:

(1)  EPS totals may not add across due to rounding.

NOTE: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

--------------------------------------------------------------------------------
Verizon Communications Inc.
Consolidated Statements of Income - Reconciliations
--------------------------------------------------------------------------------



                                                                                     (dollars in millions, except per share amounts)


                                                                       Special and Non-Recurring Items
                                                          ---------------------------------------------------------
                                            9 Mos. Ended                                   Lease       Cumulative     9 Mos. Ended
                                              9/30/03                   Severance,    Impairment and     Effect          9/30/03
                                              Reported     Iusacell    Pension and     Other Special  of Accounting  Before Special
Unaudited                                     (GAAP)       Charge    Benefit Changes     Changes         Change          Items
-----------------------------------------   ------------  ---------  ---------------  --------------  -------------  --------------
OPERATING REVENUES                          $   50,474    $       --     $       --    $       --     $       --      $   50,474

OPERATING EXPENSES
Cost of services and sales                      15,906            --             --            --             --          15,906
Selling, general & administrative expense       14,897            --           (828)         (197)            --          13,872
Depreciation and amortization expense           10,170            --             --            --             --          10,170
Sales of businesses, net                          (141)           --             --            --             --            (141)
                                            ----------    ----------     ----------    ----------     ----------      ----------
TOTAL OPERATING EXPENSES                        40,832            --           (828)         (197)            --          39,807
                                            ----------    ----------     ----------    ----------     ----------      ----------

OPERATING INCOME                                 9,642            --            828           197             --          10,667
Equity in earnings of
 unconsolidated businesses                         673            --             --            --             --             673
Income from other unconsolidated
 businesses                                        159            --             --            --             --             159
Other income and (expense), net                     23            --             --            61             --              84
Interest expense                                (2,132)           --             --            --             --          (2,132)
Minority interest                               (1,132)           --             --            --             --          (1,132)
                                            ----------    ----------     ----------    ----------     ----------      ----------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE        7,233            --            828           258             --           8,319
Provision for income taxes                      (2,266)           --           (312)          (54)            --          (2,632)
                                            ----------    ----------     ----------    ----------     ----------      ----------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                             4,967            --            516           204             --           5,687
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                (957)          957              1            --             --               1
  Income tax benefit (provision)                    22           (26)            --            --             --              (4)
                                            ----------    ----------     ----------    ----------     ----------      ----------
   Loss on discontinued operations                (935)          931              1            --             --              (3)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
      NET OF TAX                                   503            --             --            --           (503)             --
                                            ----------    ----------     ----------    ----------     ----------      ----------
NET INCOME (LOSS)                           $    4,535    $      931     $      517    $      204     $     (503)     $    5,684
                                            ==========    ==========     ==========    ==========     ==========      ==========
BASIC EARNINGS PER COMMON SHARE(1)          $     1.65    $      .34     $      .19    $      .07     $     (.18)     $     2.06

DILUTED EARNINGS PER COMMON SHARE(1)        $     1.63    $      .33     $      .19    $      .07     $     (.18)     $     2.05



                                                                                    (dollars in millions, except per share amounts)

                                                                           Special and Non-Recurring Items
                                                          ------------------------------------------------------------------
                                               9 Mos.
                                                Ended                                                             Severance,
                                               9/30/02     Sales of                    Impact of   Investment-     Pension
                                               REPORTED   Businesses,    Transition    Operations    Related     and Benefit
Unaudited                                      (GAAP)         Net          Costs          Sold       Charges       Charges
-----------------------------------------     ---------   ----------     ----------    ----------  -----------   -----------
OPERATING REVENUES                            $ 50,150      $     --      $     --      $   (623)     $     --      $     --

OPERATING EXPENSES
Cost of services and sales                      14,895            --           (77)         (142)           --            --
Selling, general &
 administrative expense                         15,895            --          (215)          (99)         (458)         (986)
Depreciation and amortization
 expense                                         9,895            --            --            --            --            --
Sales of businesses, net                        (2,747)        2,747            --            --            --            --
                                              --------      --------      --------      --------      --------      --------
TOTAL OPERATING EXPENSES                        37,938         2,747          (292)         (241)         (458)         (986)
                                              --------      --------      --------      --------      --------      --------

OPERATING INCOME                                12,212        (2,747)          292          (382)          458           986
Operating income impact of
 operations sold                                    --            --            --           382            --            --
Equity in earnings (loss) of
 unconsolidated businesses                      (1,675)           --            --            --         2,011            42
Income (loss) from other
 unconsolidated businesses                      (2,742)         (383)           --            --         3,337            --
Other income and (expense), net                    110            --            --            --            --            --
Interest expense                                (2,332)           --            --            --            --            --
Minority interest                               (1,022)           --           (33)           --            --           (14)
                                              --------      --------      --------      --------      --------      --------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE                                        4,551        (3,130)          259            --         5,806         1,014
Income tax benefit (provision)                  (2,207)        1,235          (100)           --          (401)         (355)
                                              --------      --------      --------      --------      --------      --------
INCOME (LOSS) BEFORE DISCONTINUED
   OPERATIONS AND CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                          2,344        (1,895)          159            --         5,405           659
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                 (50)           --            --            --            --             1
  Income tax provision                              (9)           --            --            --            --            --
                                              --------      --------      --------      --------      --------      --------
   Loss on discontinued operations                 (59)           --            --            --            --             1
CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE, NET OF TAX                               (496)           --            --            --            --            --
                                              --------      --------      --------      --------      --------      --------
NET INCOME (LOSS)                             $  1,789      $ (1,895)     $    159      $     --      $  5,405      $    660
                                              ========      ========      ========      ========      ========      ========

BASIC EARNINGS (LOSS) PER
 COMMON SHARE(1)                              $    .66      $   (.70)     $    .06      $     --      $   1.98      $    .24

DILUTED EARNINGS (LOSS) PER
 COMMON SHARE(1)                              $    .65      $   (.69)     $    .06      $     --      $   1.97      $    .24



                                                          Special and Non-Recurring Items
                                             --------------------------------------------------------
                                                                                                         9 Mos. Ended
                                                                                         Cumulative        9/30/02
                                                             Other                         Effect           Before
                                             NorthPoint     Special         Tax         of Accounting      Special
Unaudited                                    Settlement      Items        Benefits         Change           Items
-----------------------------------------    ----------     --------      --------      -------------    ------------
OPERATING REVENUES                            $     --      $     --      $     --      $     --         $ 49,527

OPERATING EXPENSES
Cost of services and sales                          --            --            --            --           14,676
Selling, general &
 administrative expense                           (175)         (618)           --            --           13,344
Depreciation and amortization
 expense                                            --            --            --            --            9,895
Sales of businesses, net                            --            --            --            --               --
                                              --------      --------      --------      --------         --------
TOTAL OPERATING EXPENSES                          (175)         (618)           --            --           37,915
                                              --------      --------      --------      --------         --------

OPERATING INCOME                                   175           618            --            --           11,612
Operating income impact of
 operations sold                                    --            --            --            --              382
Equity in earnings (loss) of
 unconsolidated businesses                          --            (9)           --            --              369
Income (loss) from other
 unconsolidated businesses                          --            --            --            --              212
Other income and (expense), net                     --            56            --            --              166
Interest expense                                    --            --            --            --           (2,332)
Minority interest                                   --            --            --            --           (1,069)
                                              --------      --------      --------      --------         --------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE                                          175           665            --            --            9,340
Income tax benefit (provision)                     (61)         (238)         (983)           --           (3,110)
                                              --------      --------      --------      --------         --------
INCOME (LOSS) BEFORE DISCONTINUED
   OPERATIONS AND CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                            114           427          (983)           --            6,230
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                  --            --            --            --              (49)
  Income tax provision                              --            --            --            --               (9)
                                              --------      --------      --------      --------         --------
   Loss on discontinued operations                  --            --            --            --              (58)
CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE, NET OF TAX                                 --            --            --           496               --
                                              --------      --------      --------      --------         --------
NET INCOME (LOSS)                             $    114      $    427      $   (983)     $    496         $  6,172
                                              ========      ========      ========      ========         ========

BASIC EARNINGS (LOSS) PER
 COMMON SHARE(1)                              $    .04      $    .16      $   (.36)     $    .18         $   2.26

DILUTED EARNINGS (LOSS) PER
 COMMON SHARE(1)                              $    .04      $    .16      $   (.36)     $    .18         $   2.26


Footnote:

(1)  EPS totals may not add across due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
SELECTED FINANCIAL AND OPERATING STATISTICS
--------------------------------------------------------------------------------

                                                                                     (dollars in millions, except per share amounts)

Unaudited                                                          3 Mos. Ended     3 Mos. Ended     9 Mos. Ended      9 Mos. Ended
                                                                      9/30/03          9/30/02          9/30/03          9/30/02
---------------------------------------------------------          -------------    -------------    -------------    -------------
Debt to debt and shareowners' equity ratio-end of period                    56.4%            64.0%            56.4%            64.0%

Book value per common share                                        $       12.72    $       11.64    $       12.72    $       11.64

Cash dividends declared per common share                           $        .385    $        .385    $       1.155    $       1.155

Common shares outstanding (in millions)
 End of period                                                             2,762            2,736            2,762            2,736

Capital expenditures
 (including capitalized network and non-network software)
 Domestic Telecom                                                  $       1,746    $       1,715    $       4,765    $       5,334
 Domestic Wireless                                                           983              938            3,079            3,026
 Information Services                                                         13               33               55              135
 International                                                                99              118              222              269
 Other                                                                         7               10               21               30
                                                                   -------------    -------------    -------------    -------------
Total                                                              $       2,848    $       2,814    $       8,142    $       8,794
                                                                   =============    =============    =============    =============

Total employees(1)                                                       221,207          234,537          221,207          234,537

FOOTNOTE:
(1) Prior period adjusted to reflect a comparable figure.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                           (dollars in millions)

Unaudited                                          9/30/03          12/31/02        $ Change
------------------------------------            -------------    -------------    -------------
ASSETS
 Current assets
  Cash and cash equivalents                     $         746    $       1,422    $        (676)
  Short-term investments                                  366            2,042           (1,676)
  Accounts receivable, net                             10,049           12,496           (2,447)
  Inventories                                           1,280            1,497             (217)
  Assets of discontinued operations                        --            1,305           (1,305)
  Prepaid expenses and other                            4,124            3,331              793
                                                -------------    -------------    -------------
 Total current assets                                  16,565           22,093           (5,528)
                                                -------------    -------------    -------------
 Plant, property and equipment                        179,721          176,838            2,883
  Less accumulated depreciation                       104,623          103,080            1,543
                                                -------------    -------------    -------------
                                                       75,098           73,758            1,340
                                                -------------    -------------    -------------
 Investments in unconsolidated businesses               5,567            4,986              581
 Wireless licenses                                     40,884           40,038              846
 Goodwill                                               1,368            1,339               29
 Other intangible assets, net                           4,690            4,962             (272)
 Other assets                                          20,834           20,292              542
                                                -------------    -------------    -------------
TOTAL ASSETS                                    $     165,006    $     167,468    $      (2,462)
                                                =============    =============    =============


LIABILITIES AND SHAREOWNERS' INVESTMENT
 Current liabilities
  Debt maturing within one year                 $       7,499    $       9,267    $      (1,768)
  Accounts payable and accrued liabilities             12,664           12,642               22
  Liabilities of discontinued operations                   --            1,007           (1,007)
  Other                                                 5,705            5,013              692
                                                -------------    -------------    -------------
 Total current liabilities                             25,868           27,929           (2,061)
                                                -------------    -------------    -------------
 Long-term debt                                        37,961           44,003           (6,042)
 Employee benefit obligations                          15,599           15,389              210
 Deferred income taxes                                 22,374           19,467            2,907
 Other liabilities                                      4,100            4,007               93

 Minority interest                                     23,968           24,057              (89)

 Shareowners' investment
  Common stock                                            277              275                2
  Contributed capital                                  25,159           24,685              474
  Reinvested earnings                                  11,931           10,536            1,395
  Accumulated other comprehensive loss                 (1,801)          (2,110)             309
                                                -------------    -------------    -------------
                                                       35,566           33,386            2,180

   Less common stock in treasury, at cost                 115              218             (103)
   Less deferred compensation -
    employee stock ownership plans and other              315              552             (237)
                                                -------------    -------------    -------------
 Total shareowners' investment                         35,136           32,616            2,520
                                                -------------    -------------    -------------
TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT   $     165,006    $     167,468    $      (2,462)
                                                =============    =============    =============

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                                         (dollars in millions)


Unaudited                                                                         9 Mos. Ended    9 Mos. Ended
                                                                                     9/30/03         9/30/02       $ Change
-----------------------------------------------------------                       ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Income before discontinued operations and
 cumulative effect of accounting change                                           $      4,967    $      2,344    $      2,623
Adjustments to reconcile income before discontinued
 operations and cumulative effect of accounting change to
 net cash provided by operating activities:
  Depreciation and amortization expense                                                 10,170           9,895             275
  Sales of businesses, net                                                                (141)         (2,747)          2,606
  Employee retirement benefits                                                             230            (963)          1,193
  Deferred income taxes                                                                  1,418             851             567
  Provision for uncollectible accounts                                                   1,292           2,188            (896)
  (Income) loss from unconsolidated businesses                                            (832)          4,417          (5,249)
  Changes in current assets and liabilities, net of
    effects from acquisition/disposition of businesses                                    (406)            209            (615)
  Other, net                                                                              (417)            (96)           (321)
                                                                                  ------------    ------------    ------------
Net cash provided by operating activities                                               16,281          16,098             183
                                                                                  ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures (including capitalized network                                     (8,142)         (8,794)            652
 and non-network software)
Acquisitions, net of cash acquired, and investments                                     (1,097)         (1,012)            (85)
Proceeds from disposition of businesses                                                    229           4,638          (4,409)
Proceeds from spectrum payment refund                                                       --           1,479          (1,479)
Net change in short-term and other current investments                                   1,683           1,633              50
Other, net                                                                                 409           1,113            (704)
                                                                                  ------------    ------------    ------------
Net cash used in investing activities                                                   (6,918)           (943)         (5,975)
                                                                                  ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings                                                       2,831           7,471          (4,640)
Repayments of long-term borrowings and capital lease obligations                        (8,870)         (5,867)         (3,003)
Decrease in short-term obligations, excluding current maturities                        (1,274)         (9,633)          8,359
Dividends paid                                                                          (3,175)         (3,147)            (28)
Proceeds from sale of common stock                                                         617             653             (36)
Other, net                                                                                (168)             79            (247)
                                                                                  ------------    ------------    ------------
Net cash used in financing activities                                                  (10,039)        (10,444)            405
                                                                                  ------------    ------------    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          (676)          4,711          (5,387)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           1,422             932             490
                                                                                  ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                          $        746    $      5,643    $     (4,897)
                                                                                  ============    ============    ============

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------


                                                                                                            (dollars in millions)


                                              3 Mos. Ended    3 Mos. Ended               9 Mos. Ended    9 Mos. Ended
Unaudited                                        9/30/03         9/30/02     % Change       9/30/03         9/30/02      % Change
----------------------------------------      ------------    ------------   --------    ------------    ------------    --------
OPERATING REVENUES
  Local services                              $      4,826    $      5,138      (6.1)    $     14,629    $     15,365      (4.8)
  Network access services                            3,093           3,318      (6.8)           9,646          10,044      (4.0)
  Long distance services                             1,000             853      17.2            2,782           2,393      16.3
  Other services                                       932             959      (2.8)           2,640           2,971     (11.1)
                                              ------------    ------------               ------------    ------------
TOTAL OPERATING REVENUES                             9,851          10,268      (4.1)          29,697          30,773      (3.5)
                                              ------------    ------------               ------------    ------------

OPERATING EXPENSES
  Cost of services and sales                         3,879           3,499      10.9           10,815          10,191       6.1
  Selling, general & administrative expense          2,069           2,323     (10.9)           6,322           6,699      (5.6)
  Depreciation and amortization expense              2,296           2,319      (1.0)           6,927           7,090      (2.3)
                                              ------------    ------------               ------------    ------------
TOTAL OPERATING EXPENSES                             8,244           8,141       1.3           24,064          23,980        .4
                                              ------------    ------------               ------------    ------------

OPERATING INCOME                              $      1,607    $      2,127     (24.4)    $      5,633    $      6,793     (17.1)
OPERATING INCOME MARGIN                               16.3%           20.7%                      19.0%           22.1%

SEGMENT INCOME                                $        703    $      1,031     (31.8)    $      2,625    $      3,312     (20.7)

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also, see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.


--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED OPERATING STATISTICS
--------------------------------------------------------------------------------


                                          3 Mos. Ended    3 Mos. Ended               9 Mos. Ended    9 Mos. Ended
Unaudited                                    9/30/03         9/30/02      % Change      9/30/03         9/30/02       % Change
-------------------------------------     -------------   -------------   --------   -------------   -------------    --------
Switched access lines in service (000)
  Residence                                      36,468          37,777      (3.5)          36,468          37,777      (3.5)
  Business                                       19,214          20,144      (4.6)          19,214          20,144      (4.6)
  Public                                            473             535     (11.6)             473             535     (11.6)
                                          -------------   -------------              -------------   -------------
Total                                            56,155          58,456      (3.9)          56,155          58,456      (3.9)
  Special DS0 equivalents                        83,233          76,419       8.9           83,233          76,419       8.9
                                          -------------   -------------              -------------   -------------
Total voice grade equivalents (000)             139,388         134,875       3.3          139,388         134,875       3.3
                                          -------------   -------------              -------------   -------------

Resale & UNE-P lines (000)                        5,378           3,891      38.2            5,378           3,891      38.2
Minutes of use from Carriers and CLECs
  (in millions)                                  59,165          63,767      (7.2)         180,008         194,695      (7.5)
Long distance lines (000)                        15,900          11,747      35.4           15,900          11,747      35.4

High capacity and digital data revenues
  ($ in millions)
Data transport                            $       1,596   $       1,644      (2.9)   $       4,914   $       4,951       (.7)
Data solutions                                      179             159      12.6              478             492      (2.8)
                                          -------------   -------------              -------------   -------------
Total revenues                            $       1,775   $       1,803      (1.6)   $       5,392   $       5,443       (.9)
                                          -------------   -------------              -------------   -------------


FOOTNOTE:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
VERIZON WIRELESS - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                                              (dollars in millions)

                                                  3 Mos. Ended   3 Mos. Ended              9 Mos. Ended   9 Mos. Ended
Unaudited                                              9/30/03        9/30/02   % Change        9/30/03        9/30/02   % Change
-----------------------------------------------   ------------   ------------  ---------   ------------   ------------   ---------

REVENUES
     Service revenues                                $   5,299      $   4,613       14.9      $  14,970      $  13,034        14.9
     Equipment and other                                   643            416       54.6          1,535          1,216        26.2
                                                     ---------      ---------                 ---------      ---------
TOTAL REVENUES                                           5,942          5,029       18.2         16,505         14,250        15.8
                                                     ---------      ---------                 ---------      ---------
OPERATING EXPENSES
     Cost of services and sales                          1,715          1,392       23.2          4,721          3,966        19.0
     Selling, general & administrative expense           2,103          1,839       14.4          5,942          5,239        13.4
     Depreciation and amortization expense               1,000            828       20.8          2,863          2,394        19.6
                                                     ---------      ---------                 ---------      ---------
TOTAL OPERATING EXPENSES                                 4,818          4,059       18.7         13,526         11,599        16.6
                                                     ---------      ---------                 ---------      ---------
OPERATING INCOME                                     $   1,124      $     970       15.9      $   2,979      $   2,651        12.4
OPERATING INCOME MARGIN                                  18.9%          19.3%                     18.0%          18.6%

SEGMENT INCOME                                       $     301      $     268       12.3      $     776      $     705        10.1

SELECTED OPERATING STATISTICS
Subscribers (000)                                       36,026         31,521       14.3         36,026         31,521        14.3
Penetration                                              15.4%          13.9%                     15.4%          13.9%
Subscriber net adds in period(1) (000)                   1,407          1,214       15.9          3,535          2,123        66.5
Total churn rate, including prepaid                       1.9%           2.3%                      1.9%           2.4%


FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

(1) Includes acquisition of 68,000 subscribers and 411,000 subscribers in the first and third quarters of 2002, respectively, and 6,000 subscribers in the first quarter of 2003.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
INFORMATION SERVICES - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                                              (dollars in millions)

                                                  3 Mos. Ended   3 Mos. Ended              9 Mos. Ended   9 Mos. Ended
Unaudited                                              9/30/03        9/30/02  % Change         9/30/03        9/30/02   % Change
-----------------------------------------------   ------------   ------------  ---------   ------------   ------------   ---------
OPERATING REVENUES                                  $  1,031       $  1,174      (12.2)      $  3,101       $  2,913        6.5

OPERATING EXPENSES
     Cost of services and sales                          181            170        6.5            495            459        7.8
     Selling, general & administrative expense           371            411       (9.7)         1,076          1,033        4.2
     Depreciation and amortization expense                22             21        4.8             66             52       26.9
     Sales of businesses, net                           (141)            --          *           (141)            --          *
                                                    --------       --------                  --------       --------
TOTAL OPERATING EXPENSES                                 433            602      (28.1)         1,496          1,544       (3.1)
                                                    --------       --------                  --------       --------
OPERATING INCOME                                    $    598       $    572        4.5       $  1,605       $  1,369       17.2
OPERATING INCOME MARGIN                                 58.0%          48.7%                     51.8%          47.0%

SEGMENT INCOME                                      $    360       $    347        3.7       $    959       $    820       17.0

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also, see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

* Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
INTERNATIONAL - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                                              (dollars in millions)

                                                  3 Mos. Ended   3 Mos. Ended              9 Mos. Ended   9 Mos. Ended
Unaudited                                              9/30/03        9/30/02  % Change         9/30/03        9/30/02   % Change
-----------------------------------------------   ------------   ------------  ---------   ------------   ------------   ---------
OPERATING REVENUES                                $      446      $      538      (17.1)     $    1,472     $    1,670     (11.9)

OPERATING EXPENSES
     Cost of services and sales                          144             124       16.1             422            423       (.2)
     Selling, general & administrative expense           222             116       91.4             573            472      21.4
     Depreciation and amortization expense                80              97      (17.5)            252            288     (12.5)
                                                  ----------      ----------                 ----------     ----------
TOTAL OPERATING EXPENSES                                 446             337       32.3           1,247          1,183       5.4
                                                  ----------      ----------                 ----------     ----------
OPERATING INCOME                                  $       --      $      201     (100.0)     $      225     $      487     (53.8)
OPERATING INCOME MARGIN                                  0.0%           37.4%                      15.3%          29.2%

EQUITY IN EARNINGS OF
     UNCONSOLIDATED BUSINESSES                    $      397      $      210       89.0      $      789     $      465      69.7
INCOME FROM OTHER
     UNCONSOLIDATED BUSINESSES                            80              16          *             169            212     (20.3)

SEGMENT INCOME                                    $      471      $      325       44.9      $    1,051     $      858      22.5


FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature. Also, see footnotes to the consolidated statements of income before special items for additional discussion of these items.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

* Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
OTHER RECONCILIATIONS
--------------------------------------------------------------------------------

                                                                                                 (dollars in millions)

                                                                                      9 Mos. Ended       9 Mos. Ended
Unaudited                                                                                  9/30/03            9/30/02
--------------------------------------------------------------------------------      ------------       ------------

FREE CASH FLOW
 Cash from operating activities                                                         $   16,281       $   16,098
 Less: Capital expenditures (including network and non-network software)                    (8,142)          (8,794)
       Dividends paid                                                                       (3,175)          (3,147)
                                                                                        ----------       ----------
 Free Cash Flow                                                                         $    4,964       $    4,157
                                                                                        ==========       ==========

                                                                                      9 Mos. Ended       9 Mos. Ended
Unaudited                                                                                  9/30/03            9/30/02
--------------------------------------------------------------------------------      ------------       ------------
CASH FLOW SUMMARY
 Cash from operating activities                                                         $   16,281       $   16,098
 Cash used in investing activities                                                          (6,918)            (943)
 Cash used in financing activities                                                         (10,039)         (10,444)
                                                                                        ----------       ----------
 Increase (decrease) in cash and cash equivalents                                             (676)           4,711
 Cash and cash equivalents, beginning of period                                              1,422              932
                                                                                        ----------       ----------
 Cash and cash equivalents, end of period                                               $      746       $    5,643
                                                                                        ==========       ==========

Unaudited                                                                                  9/30/03           12/31/02
--------------------------------------------------------------------------------      ------------       ------------
NET DEBT
 Short-term debt                                                                        $    7,499       $    9,267
 Long-term debt                                                                             37,961           44,003
 Less: Cash and cash equivalents                                                              (746)          (1,422)
                                                                                        ----------       ----------
                                                                                        $   44,714       $   51,848
                                                                                        ==========       ==========

                                                                                      3 Mos. Ended       3 Mos. Ended
Unaudited                                                                                  9/30/03            9/30/02
--------------------------------------------------------------------------------      ------------       ------------
DOMESTIC TELECOM CASH EXPENSE EXCLUDING PENSION/OPEB
 Cost of services and sales                                                             $    3,879       $    3,499
 Selling, general & administrative expense                                                   2,069            2,323
 Net pension/OPEB credit                                                                       118              475
                                                                                        ----------       ----------
                                                                                        $    6,066       $    6,297
                                                                                        ==========       ==========

                                                                                      3 Mos. Ended       3 Mos. Ended
Unaudited                                                                                  9/30/03            9/30/02
--------------------------------------------------------------------------------      ------------       ------------
VERIZON INFORMATION SERVICES REVENUES - CONFORMING BASIS
 Operating revenues                                                                     $    1,031       $    1,174
 Directory accounting change                                                                    --              (90)
                                                                                        ----------       ----------
 Conforming basis revenues                                                              $    1,031       $    1,084
                                                                                        ==========       ==========